ESCROW AGREEMENT, dated as of November 14, 2011 (this "Agreement"), is made by and among SCIENTIFIC INDUSTRIES, INC., a Delaware corporation ("SI"), SCIENTIFIC BIOPROCESSING, INC., a Delaware corporation ("SBI" collectively, along with SI, the "Company"), FLUOROMETRIX CORPORATION, a Massachusetts corporation "Fluorometrix") and REITLER KAILAS & ROSENBLATT LLC, as escrow agent (the "Escrow Agent").

                             RECITALS

	The Company and Fluorometrix are parties to that certain Asset Purchase Agreement, dated as of the date hereof (the "Purchase Agreement") providing for the acquisition by the Company and sale by Fluorometrix of the assets of Fluorometrix described in the Purchase Agreement. The Purchase Agreement provides that One Hundred Thousand Dollars ($100,000) (the "Escrowed Funds") and 89,786 shares of the Company's Common Stock registered in the name of Fluorometrix (the "Escrowed Shares") of the acquisition consideration is to be deposited with the Escrow Agent to be held and disbursed pursuant to the terms of the Purchase Agreement and this Agreement.

	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

		NOW THEREFORE, it is agreed as follows:

1.	Appointment of Escrow Agent.  The Company and Fluorometrix hereby appoint the Escrow Agent, and the Escrow Agent hereby agrees to serve, as escrow agent in accordance with, and pursuant to, this Agreement.

2.	Delivery of Escrowed Funds.  At the Closing, SI pursuant to the terms of the Purchase Agreement will deliver to the Escrow Agent the Escrowed Funds by wire transfer to the account designated by the Escrow Agent (the "Escrow Account"), to be held pursuant to the terms of this Agreement until disbursed as provided in Sections 3 and 4 below. The Escrow Agent shall notify SI and Fluorometrix of the Escrow Account number upon opening the account. The Escrowed Funds shall be deposited into an interest-bearing sub-escrow account with First Republic Bank (or such other bank at which the Escrow Agent maintains its primary banking relationship).

3.	Disbursement of Escrowed Funds.

        (a)	No later than ten (10) Business days following the receipt
 of a written notice from the Company to the Escrow Agent and Fluorometrix that indemnification is payable to SI pursuant to Section
9 of the Purchase Agreement in the amount set forth in such notice from the Escrowed Funds, the Escrow Agent shall disburse to SI from the Escrowed Funds the amount of indemnification, unless within ten
(10) Business days of confirmed delivery of such notice, Fluorometrix shall provide both Escrow Agent and the Company written advice that it disputes the notice provided by the Company including the amount of indemnification sought therein. No disbursement by the Escrow Agent of that portion of the undelivered Escrowed Funds of the amount in dispute shall be made by the Escrow Agent until five (5) Business Days following receipt by the Escrow Agent and Fluorometrix of written advice from the Company that the dispute has been resolved and the details of such resolution. In such event, the Escrow Agent shall disburse the amount in accordance with the advice unless written advice is received by the Escrow Agent from Fluorometrix within such five (5) Business day period, with a copy delivered to the Company that the dispute has not been resolved stating the amount which remains in dispute. In such event, the Escrow Agent shall disburse from the Escrowed Funds the amount, if any that is not in dispute; provided, however, the amount or amounts to be disbursed shall not in the aggregate exceed the balance of the Escrowed Funds plus interest accrued but unpaid on the balance in the Escrowed Account.

       (b)	(i) If on a date six months following the Closing Date
the amount distributed by the Escrow Agent from the Escrow Funds plus the amount of outstanding claims for indemnification made against Fluorometrix to the Escrow Agent by the Company pursuant to the Purchase Agreement is less than $50,000 in sum, the Escrow Agent shall disburse from the Escrowed Funds to Fluorometrix the amount which represents the balance of such $50,000 such that there remains in the Escrow Account following such distribution $50,000.

       	(ii) If on a date 12 months following the Closing Date there remains a balance of Escrowed Funds as to which the Escrow Agent has not received written notice of any outstanding claim for indemnification made against Fluorometrix by the Company pursuant to the Purchase Agreement, the Escrow Agent shall disburse such balance of the Escrowed Funds to Fluorometrix.

       (c)	The distribution of all the Escrowed Funds shall not
foreclose the prosecution by the Company against Fluorometrix of a claim or claims for indemnification pursuant to Section 9.2 of the Purchase Agreement.

       (d)	To the extent there remain Escrowed Funds which have not
been disbursed as a result of a dispute between the Company and Fluorometrix, the Company and Fluorometrix shall use their reasonable best efforts to resolve such dispute by negotiation and the Escrow
Agent shall disburse such balance in accordance with Section 9(b)(viii) of this Agreement.

4.	Escrowed Funds Interest.  All disbursements from the Escrowed
Account shall include income accrued in the Escrowed Account on the amount being disbursed before such income accrual.

5.	Disbursement by Wire Transfer.  All disbursements made hereunder shall be made promptly by wire transfer of immediately available funds. The Company and Fluorometrix shall provide the Escrow Agent with their respective wire instructions.

6.	Tax Ownership.  The Parties agree that (i) SBI shall be treated for tax purposes as the owner of funds held in the Escrow Account, (ii) any interest and other amounts earned thereon or with respect thereto, if any ("Taxable Income") until a distribution by the Escrow Agent shall be reported as taxable income or gain of SBI, and (iii) SBI shall take into account, be responsible for and pay when due all taxes attributable to Taxable Income. The Company shall deliver such certificates and other documents as the Escrow Agent or its bank may reasonably request in connection with the foregoing, including, without limitation, a complete, executed IRS Form W-9. Notwithstanding

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anything to the contrary in the foregoing, if and from the date any of the Escrowed Funds are distributed to Fluorometrix, for the account of Fluorometrix, pursuant to Section 3(b) then Fluorometrix shall be deemed to be the beneficial owner of those Escrowed Funds, but the Company shall be deemed the owner of any interest and of any Taxable Income from any after the date of such distribution;
the Parties hereto understand that the failure to provide properly completed applicable withholding tax forms may cause the Escrow Agent or its bank to become obligated to withhold a portion of the Taxable Income and pay over such amounts from the Escrow Account or its bank pursuant to applicable provisions of tax law.

7.	Delivery of Escrowed Shares.  As soon as practicable but no later than three (3) business days following the Closing Date, SI pursuant to the terms of the Purchase Agreement shall deliver to the Escrow Agent the Escrowed Shares to be held pursuant to the terms of this Agreement and the Purchase Agreement. The Escrowed Shares shall be delivered to Fluorometrix as follows: one-half of the Escrowed Shares on a date 12 months following the Closing Date and the balance of the Escrowed
Shares on a date 24 months following the Closing Date. During the Escrow Period, Fluorometrix shall be entitled to receive dividends paid by the Company with respect to the Escrowed Shares. Fluorometrix shall not assign any of the Escrowed Shares or any interest thereon during the period such Escrowed Shares are held. During such period the stock certificates for the Escrowed Shares shall bear in addition to the legend set forth in Section 4.15 of the Purchase Agreement, the following legend which shall be deleted upon delivery of the Escrowed Shares pursuant to this Agreement.

            "THE SHARES EVIDENCED BY THIS CERTIFICATE
             ARE SUBJECT TO THE TERMS OF AN ESCROW
             AGREEMENT, DATED NOVEMBER 14, 2011 AND
             SUCH SHARES OR ANY INTEREST THEREIN MAY
             NOT BE ASSIGNED DURING THE RELATED ESCROW
             PERIOD."

8.	Voting of Escrowed Shares.  During the period SI agrees to
provide to Fluorometrix with respect to the Escrowed Shares copies of all materials provided to the stockholders of SI with respect to the voting of such shares and copies of written communication delivered to stockholders pursuant to SI's certificate of Incorporation, By-Laws and the Rules and Regulations under the Securities Exchange Act of 1934, as amended.

9.	Escrow Agent.

	(a)	The Escrow Agent shall receive no fee for its services
hereunder. The Escrow Agent shall be entitled to reimbursement, within 15 days of presentation of appropriate documented invoices, from the Company, of the Escrow Agent's reasonable expenses incurred to third parties in the performance of its duties hereunder; provided, however, the Escrow Agent shall not be entitled to reimbursement for fees incurred in connection with the negotiation and preparation of this Agreement or in connection with acting as Escrow Agent. The Escrow Agent is hereby granted a lien on the Escrowed Funds for such amounts.

	(b)	To induce the Escrow Agent to act hereunder, it is further
agreed that:

             (i)	The Escrow Agent shall not be under any duty to give
the Escrowed Funds held by it hereunder any greater degree of care than it gives its own similar property.

             (ii)	This Agreement expressly sets forth all the duties of
the Escrow Agent with respect to any and all matters pertinent hereto.
No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto (including the Purchase Agreement), except this Agreement.

             (iii)	The Escrow Agent shall not be liable, except
for its own gross negligence or willful misconduct, and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any a nd all losses, liabilities, claims, actions, damages, and expenses, including reasonable attorneys' fees and disbursements, arising out of, and in connection with, this Agreement. In no event shall the Escrow Agent be liable for consequential, indirect or punitive damages. This paragraph shall survive termination of this Agreement.

             (iv)	The Escrow Agent shall be entitled to rely upon any
order, judgment, certification, demand, notice, instrument, or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume, if in good faith, that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be liable for any action taken or omitted in good faith and in accordance with such advice.

             (v)	The Escrow Agent does not have any interest in the
Escrowed Funds or Escrowed Shares deposited hereunder (except as provided in Section 9(a)), but is serving as escrow holder only. Any payments of income, if any, from the Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes.

             (vi)	The Escrow Agent (and any successor escrow agent)
at any time may be discharged from its duties and obligations hereunder by the delivery to it of notice of termination signed by the Company and Fluorometrix or at any time may resign by giving written notice to such effect to the Company and Fluorometrix. Upon any such termination or resignation, the Escrow Agent shall deliver the Escrowed Funds to any successor escrow agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction if no such successor escrow agent is agreed upon, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The termination or resignation of the Escrow Agent shall take effect on the earlier of (A) the appointment of a successor (including a court of competent jurisdiction) or (B) the twentieth day after the date of delivery: (1) to the Escrow Agent of the other parties' notice of termination or (2) to the other parties hereto of the Escrow
Agent's written notice of resignation.  If at that time the Escrow


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Agent has not received a designation of a successor escrow agent, the Escrow Agent's sole responsibility after that time shall be to keep the Escrowed Funds safe until receipt of a designation of successor escrow agent or a joint written disposition instruction by the other parties hereto or an enforceable order of a court of competent jurisdiction.

             (vii)	The Escrow Agent shall have no responsibility
for the contents of any writing of any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

             (viii)	In the event of any dispute among or between
the other parties hereto resulting in adverse claims or demands being made in connection with the Escrowed Funds or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall retain the Escrowed Funds and Escrowed Shares until the Escrow Agent shall have received (A) a final and non-appealable order of a court of competent jurisdiction directing delivery of the Escrowed Funds and Escrowed Shares or (B) a written agreement executed by the other parties hereto directing delivery of the Escrowed Funds and Escrowed Shares, in which event the Escrow Agent shall release and distribute the Escrowed Funds and Escrowed Shares in accordance with such order or agreement. The Escrow Agent shall act on such court order without further question.

             (ix)	The parties hereto irrevocably (A) submit to the
jurisdiction of any state or federal court sitting in New York County, New York in any action or proceeding arising out of, or relating to, this Agreement, (B) agree that all claims with respect to such action or proceeding shall be heard and determined in such state or federal court, and (C) waive, to the fullest extent possible, the defense of an inconvenient forum. The parties hereby consent to and grant any such court jurisdiction over the persons of such parties and over the subject matter of any such dispute and agree that delivery or mailing of process or other papers in connection with any such action or proceeding in the manner provided hereinabove, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

             (x)	No publicly distributed material or other matter in
any language which mentions the Escrow Agent's name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless the Escrow Agent shall first have given its specific written consent thereto.

             (xi)	Distribution of the Escrowed Funds and Escrowed Shares
pursuant to this Agreement by the Escrow Agent shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of any party to this Agreement in and to the Escrowed Funds and the Escrow, and shall be a perpetual bar both at law and in equity as against the Escrow Agent, the Company and Fluorometrix. The Escrow Agent's responsibilities and liabilities hereunder will terminate upon transfer by Escrow Agent of all the Escrowed Funds and Escrowed Shares under this Agreement.

10.	Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be (a) delivered by hand, (b) facsimile, or (c) overnight delivery with proper postage prepaid, and addressed as follows:

(i) 	If to the Company:

Scientific Industries, Inc.
Scientific Acquisition Corp
70 Orville Drive.
Bohemia, New York, New York 11716
Attention: Helena R. Santos, Chief Executive Officer
Facsimile Number:  (631) 567-5896

With a copy to:

Reitler Kailas & Rosenblatt LLC
885 Third Avenue, 20th Floor
New York, New York 10022
Attention: Leo Silverstein, Esq.
Facsimile Number: (212) 371-5500

(ii)	If to Fluorometrix:
Fluorometrix Corporation
24 Timber Road
Stow, Massachusetts
Attention:  Joseph E. Qualitz, President

(iii)	If to the Escrow Agent:

Reitler Kailas & Rosenblatt LLC
885 Third Avenue, 20th Floor
New York, New York 10022
Attention: John Watkins, Esq.
Facsimile Number: (212) 371-5500

or to such other address as the person to whom notice is to be given may have previously furnished to the others in the above-referenced manner. Except as otherwise provided herein, no notice or communication shall be effective until received.

9.	Miscellaneous.

       (a)	Conflict.  Reitler Kailas & Rosenblatt LLC is counsel to
Company in this transaction and has in the past been counsel to the Company and certain of its affiliates. Both Company and Fluorometrix consent to the additional appointment of Reitler Kailas & Rosenblatt
LLC as Escrow Agent for this transaction. Both the Company and Fluorometrix acknowledge that, in acting as Escrow Agent, Reitler Kailas & Rosenblatt LLC is not acting as attorneys for Fluorometrix. Fluorometrix consents to Reitler Kailas & Rosenblatt LLC continued and future representation of the Company and its affiliates and agree not to assert any such conflict of interest or to seek to disqualify the firm or its partners from representing the Company or an affiliate of the Company notwithstanding any dispute that may develop between Fluorometrix and the Company other than a dispute between the Company and Fluorometrix as to the Escrow
Agreement or enforcement of its terms.

       (b)	Binding Effect.  This Agreement shall be binding upon, and
inure solely to the benefit of, the parties hereto and their respective successors and assigns, heirs and administrators and shall not be enforceable by, or inure to the benefit of, any other third party, except as provided in paragraph (vi) of Section 9(b) with respect to the termination of, or resignation by, the Escrow Agent. No party may assign any of its rights or obligations under this Agreement without the written consent of the other parties.

       (c)	Choice of Law.  This Agreement shall be construed in
accordance with, and governed by, the internal law of the State of New York (without reference to its rules as to conflicts of law).

       (d)	Modification.  This Agreement may only be modified by a
writing signed by the Company, the Escrow Agent and Fluorometrix.

       (e)	Headings.  The section headings herein are for convenience
only and shall not affect the construction thereof. Unless otherwise indicated, references to Sections and Articles are to Sections and Articles, respectively, contained herein.

       (f)	Counterparts; Facsimile.  This Agreement may be executed
in one or more counterparts (each of which may be transmitted via facsimile) but all such separate counterparts shall constitute but one and the same instrument; provided that, although executed in counterparts, the executed signature pages of each such counterpart may be affixed to a single copy of this Agreement which shall constitute an original.

       (g)	Conflicting Language.  In the event of a conflict between
Company and Fluorometrix relating to the language of this Agreement and the language of the Purchase Agreement, as between the Company and Fluorometrix, the language of the Purchase Agreement shall control between them.

       (h)	Termination.  The escrow created pursuant to this Escrow
Agreement shall terminate at the time that the full amount of the Escrowed Funds and the interest thereon have been disbursed in accordance herewith, and all obligations of Fluorometrix and Company to the Escrow Agent shall have been satisfied.



                       [Signature Page Follows]


	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

						SCIENTIFIC INDUSTRIES, INC.
						SCIENTIFIC BIOPROCESSING, INC.


						By:/s/ Helena R. Santos
                                                _____________________________
					        Name: Helena R. Santos
              	                                Title:  President



SELLER:


FLUOROMETRIX CORPORATION


By: /s/ Joseph Qualitz
_________________________
Name:  Dr. Joseph Qualitz
Title: 	President



ESCROW AGENT:

REITLER KAILAS & ROSENBLATT LLC


By: /s/ John Watkins
________________________________
Name:  John Watkins
Title:  Partner